UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2004 (July 20, 2004)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3801 Old Greenwood Road
Fort Smith, Arkansas 72903
(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

ITEM 7. EXHIBITS.

99.1	Press release of Arkansas Best Corporation dated July 20, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 20, 2004, Arkansas Best Corporation (“the Company”) issued a press release announcing its second quarter 2004 results. The press release contains reconciliations of GAAP earnings and earnings per share to non-GAAP financial measures of earnings and earnings per share. Management believes the non-GAAP financial measures are useful to investors in understanding the Company’s results of operations, because they provide a more comparable measure of earnings and earnings per share. A copy of the press release is attached as an exhibit to this Report on Form 8-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION

(Registrant)

Date: July 20, 2004	/s/ David E. Loeffler
David E. Loeffler,
Vice President – Chief Financial Officer and Treasurer

3

INDEX TO EXHIBITS

99.1	Press release of Arkansas Best Corporation dated July 20, 2004

4